UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13, 2006

PRIMAL SOLUTIONS, INC.

(Exact name of registrant as specified in its chapter)

Delaware	333-46494	36-4170318
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

18881 Von Karman Avenue

Suite 500

Irvine, California  92612

(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code:   (949) 260-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 13, 2006 the Registrant’s Compensation Committee approved that certain Second Amended and Restated Employment Agreement effective as of December 16, 2005 by and between the Registrant and Joseph Simrell, Chairman of the Board of Directors, Chief Executive Officer and President of the Registrant, which amends and restates that certain Amended and Restated Employment Agreement dated May 17, 2004 (the “Second Amended Employment Agreement”).  Pursuant to the terms of the Second Amended Employment Agreement, Mr. Simrell shall continue to serve as the Registrant’s Chief Executive Officer and President with an annual base salary of $200,000. The initial term of the employment agreement shall expire December 31, 2007.

Additionally, Mr. Simrell is entitled to receive bonuses in an amount not less than 50% of his salary subject to the Registrant’s achievement of certain performance goals set by the Board of Directors; provided that any accrued and unpaid incentive compensation payable to Mr. Simrell shall be paid no later than 2-1/2 months following the close of the calendar year in which such incentive compensation was earned.  Mr. Simrell is also entitled to participate in such stock option, restricted stock, pension, profit sharing, life insurance, hospitalization, major medical, tuition reimbursement, medical flexible spending accounts and other employee benefit plans provided by the Registrant from time to time.

In the event the Registrant terminates Mr. Simrell’s employment without cause or Mr. Simrell resigns for good reason, Mr. Simrell shall be entitled to 12 months severance, 100% of his incentive compensation for that year calculated assuming 100% of the targets under such incentive compensation plans are achieved, and continuation of his medical, dental, life, and disability coverage for himself and his spouse and dependents for a period not to exceed 12 months, provided that Mr. Simrell signs a release in favor of the Registrant.  Additionally, any accrued and unpaid payments owing to Mr. Simrell pursuant to the terms of the Second Amended Employment Agreement shall be made no later than two and one-half months following the close of the calendar year in which Mr. Simrell is terminated, provided further, any such payments shall be accelerated, if necessary, to prevent such two and one-half month period to be exceeded. Notwithstanding the foregoing, in the event that Mr. Simrell terminates his employment for good reason, in no event will severance payments payable to Mr. Simrell commence prior to six months following such separation.  The Second Amended Employment Agreement further provides that no later than October 31, 2007, the Registrant must commence good faith negotiations with Mr. Simrell regarding the terms of a new employment agreement which shall contain a clause providing for at least 12 months severance and benefits continuation. If, following such good faith negotiations, the Registrant is unable to reach agreement regarding the new provisions, the Second Amended and Restated Employment Agreement shall expire on December 31, 2007 on its terms. In the event that the Registrant fails to negotiate with Mr. Simrell in good faith or if the employment agreement offered does not provide for at least 12 months severance and benefits continuation, the Second Amended and Restated Employment Agreement will expire on its terms and Mr. Simrell will be entitled to certain severance benefits as provided in the therein.

The Second Amended and Restated Employment Agreement further contains certain covenants by Mr. Simrell not to solicit the customers and employees of Primal during his employment and for one year thereafter. A state court may determine not to enforce, or only to enforce partially, these covenants.

Finally, the Second Amended and Restated Employment Agreement provides that if, at the time of Mr. Simrell’s termination of employment, Mr. Simrell is a “specified employee” as defined in Section 409A of the Internal Revenue Code, and one or more of the payments to be received by Mr. Simrell would constitute deferred compensation within the meaning of Section 409A of the Internal Revenue Code, no such payment may be provided until the earliest of (a) six months after the separation of Mr. Simrell’s separation from service for reasons other than death or disability, (b) the date of death or disability of Mr. Simrell, or (c) the effective date of a change in effective control of the Registrant, to the extent required to mitigate Mr. Simrell’s incurrence of any penalty tax or interest under Section 409A of the Internal Revenue Code.

Also on January 13, 2006 the Registrant’s Compensation Committee approved, effective as of December 16, 2005, Amendment No. 1  to that certain Employment Letter Agreement dated March 25, 2005 (the “Amended Letter Agreement”) by and between the Registrant and William Bousema, the Senior Vice President, Chief Financial Officer and Secretary of the Registrant.  Pursuant to the terms of the Amended Letter Agreement, Mr. Bousema shall continue to serve as the Registrant’s Senior Vice President, Chief Financial Officer and Secretary with an annual base salary of $175,000. The initial term of the employment agreement shall expire December 31, 2007.

Additionally, Mr. Bousema is entitled to receive incentive compensation bonuses in an amount not less than 35% of his base salary subject to achievement of certain individual and corporate performance goals; provided that any accrued and unpaid incentive compensation payable to Mr. Bousema shall be paid no later than two and one-half months following the close of the calendar year in which such incentive compensation was earned.  Mr. Bousema is also entitled to participate in such stock option, restricted stock, pension, profit sharing, life insurance, hospitalization, major medical, tuition reimbursement, medical flexible spending accounts and other employee benefit plans provided by the Registrant from time to time. Notwithstanding the foregoing, in the event that Mr. Bousema terminates his employment for good reason, in no event will severance payments payable to Mr. Bousema commence prior to six months following such separation.

The Amended Letter Agreement provides that if the Registrant terminates Mr. Bousema’s employment without cause or Mr. Bousema resigns for good reason, Mr. Bousema shall be entitled to nine-month’s severance, 75% of his incentive compensation for that year, calculated assuming 100% of the targets under such incentive compensation plans are achieved (provided that any such severance payments must be made within two and one-half months following the close of the calendar year in which such termination occurred), and continuation of his medical, dental, life, and disability coverage for himself and his spouse and dependents for a period not to exceed nine months, conditioned upon Mr. Bousema’s execution of a release in favor of Primal.  Additionally, for the sixty days period ending December 31, 2007, the Registrant must commence good faith negotiations regarding the new terms of Mr. Bousema’s termination and severance section of his letter agreement. If, following such good faith negotiations, the Registrant is unable to reach agreement regarding the new provisions, the termination and severance section of the Amended Letter Agreement will expire on their terms. In the event that the Registrant fails to negotiate in good faith the Amended Letter Agreement will expire on December 31, 2007 and Mr. Bousema’s employment with the Registrant will be terminated, and Mr. Bousema will be paid the severance benefits provided for in the Amended Letter Agreement, and all outstanding unvested stock options granted to Mr. Bousema will accelerate and vest. Finally, in the event, (i) Mr. Bousema is terminated without cause, or (ii) Mr. Bousema terminates his employment for good reason, all outstanding unvested stock options granted to him shall accelerate and vest.

Additionally, the Amended Letter Agreement contains certain covenants by Mr. Bousema not to solicit the customers and employees of Primal during the course of his employment and for so long thereafter as Mr. Bousema is entitled to severance benefits under the Amended Letter Agreement. A state court may determine not to enforce, or only to enforce partially, these covenants.

The Amended Letter Agreement further provides that if, at the time of Mr. Bousema’s termination of employment, Mr. Bousema is a “specified employee” as defined in Section 409A of the Internal Revenue Code, and one or more of the payments to be received by Mr. Bousema would constitute deferred compensation within the meaning of Section 409A of the Internal Revenue Code, no such payment may be provided until the earliest of (a) six months after the separation of Mr. Bousema’s separation from service for reasons other than death or disability, (b) the date of death or disability of Mr. Bousema, or (c) the effective date of a change in effective control of the Registrant, to the extent required to mitigate Mr. Bousema’s incurrence of any penalty tax or interest under Section 409A of the Internal Revenue Code.

Finally, on January 13, 2006, the Registrant’s Compensation Committee approved a Second Amended and Restated Change of Control Agreement for Mr. Simrell effective as of December 16, 2005  (the “Simrell Change Agreement”) and an Amended and Restated Change of Control Agreement for Mr. Bousema effective as of December 16, 2005 (the “Bousema Change Agreement”). The Simrell Change Agreement and Bousema Change Agreement provide that if, within 12-months of a “change of control transaction,” (i) the Registrant terminates Mr. Simrell or Mr. Bousema’s (together the “Executive”) employment (except upon his death or disability, his reaching the mandatory retirement age, if any, or upon other “cause to terminate” his employment) or (ii) the Executive voluntarily terminates his employment for “good reason”, the Registrant will tender in a single lump sum cash payment (a) any accrued and unpaid salary and vacation through the termination date, (b) an amount equal to 150% (in the case of the Simrell Change Agreement) or 100% (in the case of the Bousema Change Agreement), of the Executive’s then-current annual salary and (c) an amount equal to 150% (in the case of the Simrell Change Agreement) or 100% (in the case of the Bousema Change Agreement), of the Executive’s incentive compensation for that year, calculated assuming 100% of the targets under such incentive compensation plans are achieved, payable within 10 days of termination provided that any such payment must be made within two and one-half months following the close of the calendar year in which such termination occurred; provided, that, in the event the Executive terminates his employment with the Registrant for good reason, in no event will the lump sum payment payable to the Executive commence prior to the six months following such separation; provided further, within ten days after the effective date of the Executive’s resignation for good reason and the effective date of any release executed by the Executive, the Registrant shall make an irrevocable contribution to a rabbi trust in the form of the model rabbi trust described in Internal Revenue Service Revenue Procedure 92-64.  Moreover, any portion of said lump sum payment not subject to Internal Revenue Service Rule 409A shall be paid within ten days after the effective termination date of such Executive.  Further, the Registrant is obligated to tender such payments if, not more than three months prior to the closing of a change of control transaction, (i) the Registrant terminates the Executive’s employment, and such termination arose in connection with or in anticipation of the change of control transaction or (ii) the Executive voluntarily terminates his employment for good reason. Lastly, in anticipation of a change of control transaction, the Registrant’s Board of Directors can adopt a resolution deeming that a change of control transaction has closed for purposes of activating the Simrell Change Agreement or the Bousema Change Agreement obligations.

The Simrell Change Agreement and the Bousema Change Agreement additionally provide that, in the event the severance payment is subject to excise tax, the Registrant will gross-up the severance payment to the Executive so that the net severance payment received shall be the equivalent to the severance payment that would have been received if no excise tax had been imposed. However, the

Registrant will reduce a severance payment by the amount of any other severance or termination benefits that it is obligated to pay to the Executive. The Simrell Change Agreement and the Bousema Change Agreement further provide for up to 18 (in the case of Mr. Simrell) or 12 months (in the case of Mr. Bousema) following the termination of the Executive’s employment, the Registrant will continue to provide such Executive and his spouse and dependents with uninterrupted medical, dental, life, and disability coverage, or a lump sum payment equal to the cost of obtaining substantially similar coverage.

Additionally, the Simrell Change Agreement and the Bousema Change Agreement provide that if, at the time of respective Executive’s termination of employment, such Executive is a “specified employee” as defined in Section 409A of the Internal Revenue Code, and one or more of the payments to be received by such Executive would constitute deferred compensation within the meaning of Section 409A of the Internal Revenue Code, no such payment may be provided until the earliest of (a) six months after the separation of such Executive’s separation from service for reasons other than death or disability, (b) the date of death or disability of such Executive, or (c) the effective date of a change in effective control of the Registrant, to the extent required to mitigate such Executive’s incurrence of any penalty tax or interest under Section 409A of the Internal Revenue Code.

Lastly, the Simrell Change Agreement and the Bousema Change Agreement provide that upon the occurrence of a change of control transaction, all outstanding unvested stock options and all previously granted unvested restricted stock awards granted to the Executive shall accelerate and vest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 20, 2006	PRIMAL SOLUTIONS, INC.

	By:	/s/ William C. Bousema
William C. Bousema
Chief Financial Officer and Secretary